Exhibit 99.1

FOR IMMEDIATE RELEASE

Sleep Number Announces RECORD Second Quarter 2019 Results and RAISES midpoint of EARNINGS Outlook

•	Second quarter net sales grew 13%, with an 8% comp and diluted EPS growth of 40%
•	Year-to-date net sales increased 11%, operating income grew 38% and diluted EPS was up 48%
•	Generated a 141% increase in operating cash flows year-to-date
•	Raises midpoint of 2019 earnings outlook to $2.55 per diluted share

MINNEAPOLIS – (July 25, 2019) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the second quarter and year-to-date period ended June 29, 2019.

“Consumer response to Sleep Number’s 360® smart beds has driven double-digit demand growth for four consecutive quarters, including performance at the high end of our expectations in the second quarter,” stated Shelly Ibach, President and CEO. “The power of our purpose-driven brand and operational excellence are delivering strong results across our business.”

Second Quarter Overview

•	Net sales increased 13% to $356 million, including an 8% comparable sales gain and 5 percentage points of growth from new stores
•	Gross profit rate increased 130 basis points to 61.0% of net sales compared with 59.7% for the same period last year
•	Operating income increased to $7 million compared with $2 million for the prior year’s second quarter
•	Earnings per diluted share increased 40% to $0.14, compared with $0.10 for the prior year; discrete tax items benefited current year second quarter EPS by four cents and the prior year by eight cents

Cash Flows and Liquidity Review

•

Generated $70 million in net cash from operating activities, invested $34 million in capital expenditures and returned $81 million to shareholders through share repurchases during the first six months of 2019

•	Continue to expect 2019 full-year share repurchases of $125 million to $145 million
•	Ended the second quarter with a leverage ratio of 3.0x EBITDAR; continue to operate with a targeted range of 2.5x to 3.0x EBITDAR with seasonal fluctuations expected
•	Return on invested capital increased 250 basis points year-over-year to 16.8% for the trailing twelve month period

Financial Outlook

The company updated its outlook for 2019 earnings per diluted share to a range of $2.35 to $2.75, compared to the previous range of $2.25 to $2.75. The outlook for the second half of 2019 includes mid- to high-single digit net sales growth and a 25% effective income tax rate. The company anticipates 2019 full-year capital expenditures to be $50 million to $60 million.

Conference Call Information

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

Sleep Number Announces Second-quarter 2019 Results – Page 2 of 9

About Sleep Number Corporation

The leader in sleep innovation, Sleep Number delivers proven, quality sleep through effortless, adjustable comfort and biometric sleep tracking. Sleep Number’s revolutionary 360® smart bed and proprietary SleepIQ® technology platforms are proving the connection between sleep and well-being. With one of the most comprehensive databases of biometric consumer sleep data and ranked #1 in J.D. Power’s 2018 Mattress Satisfaction Report*, Sleep Number is improving lives by individualizing sleep experiences. And with a commitment to improving the well-being of over one million youth by 2025, Sleep Number is redefining the future of health and wellness – for everyone. To experience better quality sleep, visit SleepNumber.com or one of our over 590 Sleep Number® stores located in all 50 states. For additional information, visit our newsroom and investor relations site.

*Sleep Number received the highest score in the J.D. Power 2015, 2016 and 2018 Mattress Satisfaction Reports of customers’ satisfaction with their mattress. Visit jdpower.com/awards.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; the potential for claims that our products, processes, advertising, or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including tariffs and the potential for shortages in supply; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations; the adequacy of our and third party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and security; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers.  Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Susan Oguche; (763) 551-7059; susan.oguche@sleepnumber.com

Sleep Number Announces Second-quarter 2019 Results – Page 3 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	June 29, 2019	% of Net Sales	June 30, 2018	% of Net Sales
Net sales	$355,963	100.0%	$316,338	100.0%
Cost of sales	138,777	39.0%	127,450	40.3%
Gross profit	217,186	61.0%	188,888	59.7%
Operating expenses:
Sales and marketing	168,839	47.4%	151,106	47.8%
General and administrative	33,045	9.3%	28,828	9.1%
Research and development	8,057	2.3%	6,868	2.2%
Total operating expenses	209,941	59.0%	186,802	59.1%
Operating income	7,245	2.0%	2,086	0.7%
Interest expense, net	3,228	0.9%	1,453	0.5%
Income before income taxes	4,017	1.1%	633	0.2%
Income tax benefit	(263)	(0.1)%	(3,111)	(1.0)%
Net income	$4,280	1.2%	$3,744	1.2%

Net income per share – basic	$0.14		$0.10

Net income per share – diluted	$0.14		$0.10

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	29,873		36,138
Dilutive effect of stock-based awards	658		706
Diluted weighted-average shares outstanding	30,531		36,844

Sleep Number Announces Second-quarter 2019 Results – Page 4 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Six Months Ended
	June 29, 2019	% of Net Sales	June 30, 2018	% of Net Sales
Net sales	$782,408	100.0%	$704,971	100.0%
Cost of sales	302,989	38.7%	278,606	39.5%
Gross profit	479,419	61.3%	426,365	60.5%
Operating expenses:
Sales and marketing	355,666	45.5%	323,023	45.8%
General and administrative	67,368	8.6%	60,562	8.6%
Research and development	16,433	2.1%	13,793	2.0%
Total operating expenses	439,467	56.2%	397,378	56.4%
Operating income	39,952	5.1%	28,987	4.1%
Interest expense, net	5,837	0.7%	1,978	0.3%
Income before income taxes	34,115	4.4%	27,009	3.8%
Income tax expense	4,417	0.6%	2,717	0.4%
Net income	$29,698	3.8%	$24,292	3.4%

Net income per share – basic	$0.98		$0.65

Net income per share – diluted	$0.95		$0.64

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	30,247		37,191
Dilutive effect of stock-based awards	887		905
Diluted weighted-average shares outstanding	31,134		38,096

Sleep Number Announces Second-quarter 2019 Results – Page 5 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited - in thousands, except per share amounts)

subject to reclassification

	June 29, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$1,684	$1,612
Accounts receivable, net of allowance for doubtful accounts of $717 and $699, respectively	19,581	24,795
Inventories	87,859	84,882
Income taxes receivable	3,259	—
Prepaid expenses	14,314	8,009
Other current assets	31,939	31,559
Total current assets	158,636	150,857

Non-current assets:
Property and equipment, net	202,280	205,631
Operating lease right-of-use assets [1]	316,958	—
Goodwill and intangible assets, net	74,317	75,407
Other non-current assets	43,722	38,243
Total assets	$795,913	$470,138

Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$281,500	$199,600
Accounts payable	117,343	144,781
Customer prepayments	30,473	27,066
Accrued sales returns	17,766	19,907
Compensation and benefits	29,960	27,700
Taxes and withholding	10,608	18,380
Operating lease liabilities [1]	56,167	—
Other current liabilities	48,720	51,234
Total current liabilities	592,537	488,668

Non-current liabilities:
Deferred income taxes	5,543	4,822
Operating lease liabilities [1]	290,880	—
Other non-current liabilities	64,255	86,198
Total non-current liabilities	360,678	91,020
Total liabilities	953,215	579,688

Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 29,323 and 30,868 shares issued and outstanding, respectively	293	309
Additional paid-in capital	—	—
Accumulated deficit	(157,595)	(109,859)
Total shareholders’ deficit	(157,302)	(109,550)
Total liabilities and shareholders’ deficit	$795,913	$470,138

1 Effective December 30, 2018, we adopted the new lease accounting standard. We adopted the new guidance on a modified-retrospective basis and have not restated prior periods.

Sleep Number Announces Second-quarter 2019 Results – Page 6 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$29,698	$24,292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,187	31,089
Stock-based compensation	7,888	6,742
Net (gain) loss on disposals and impairments of assets	(431)	15
Deferred income taxes	721	7,212
Changes in operating assets and liabilities:
Accounts receivable	5,214	(2,753)
Inventories	(2,977)	(5,943)
Income taxes	(9,195)	(19,075)
Prepaid expenses and other assets	(8,580)	8,242
Accounts payable	12,408	(4,859)
Customer prepayments	3,407	369
Accrued compensation and benefits	2,348	(9,944)
Other taxes and withholding	(1,836)	(2,608)
Other accruals and liabilities	495	(3,648)
Net cash provided by operating activities	70,347	29,131

Cash flows from investing activities:
Purchases of property and equipment	(33,896)	(21,341)
Proceeds from sales of property and equipment	2,571	70
Net cash used in investing activities	(31,325)	(21,271)

Cash flows from financing activities:
Net increase in short-term borrowings	56,758	133,253
Repurchases of common stock	(99,684)	(142,940)
Proceeds from issuance of common stock	4,995	1,596
Debt issuance costs	(1,019)	(1,013)
Net cash used in financing activities	(38,950)	(9,104)

Net increase (decrease) in cash and cash equivalents	72	(1,244)
Cash and cash equivalents, at beginning of period	1,612	3,651
Cash and cash equivalents, at end of period	$1,684	$2,407

Sleep Number Announces Second-quarter 2019 Results – Page 7 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Percent of sales:
Retail	92.1%	90.7%	92.1%	91.2%
Online and phone	7.2%	7.9%	7.0%	7.5%
Wholesale/other	0.7%	1.4%	0.9%	1.3%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	9%	8%	7%	1%
Online and phone	2%	19%	4%	12%
Company-Controlled comparable sales change	8%	9%	7%	2%
Net opened/closed stores	5%	3%	4%	3%
Total Company-Controlled Channel	13%	12%	11%	5%
Wholesale/other	(44%)	(29%)	(23%)	(33%)
Total	13%	11%	11%	4%

Stores open:
Beginning of period	585	558	579	556
Opened	17	11	32	24
Closed	(8)	(4)	(17)	(15)
End of period	594	565	594	565

Other metrics:
Average sales per store ($ in 000's) [1]	$2,800	$2,645
Average sales per square foot [1]	$1,015	$985
Stores > $2 million net sales [2]	69%	63%
Stores > $3 million net sales [2]	28%	23%
Average revenue per mattress unit [3]	$4,945	$4,508	$4,868	$4,459

1 Trailing twelve months Company-Controlled comparable sales per store open at least one year.

2 Trailing twelve months for stores open at least one year (excludes online and phone sales).

3 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Sleep Number Announces Second-quarter 2019 Results – Page 8 of 9

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income	$4,280	$3,744	$74,945	$65,686
Income tax (benefit) expense	(263)	(3,111)	18,682	20,014
Interest expense	3,229	1,454	9,769	2,486
Depreciation and amortization	15,328	15,326	61,675	60,945
Stock-based compensation	4,250	3,658	12,558	14,629
Asset impairments	1	85	151	327
Adjusted EBITDA	$26,825	$21,156	$177,780	$164,087

Free Cash Flow

(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net cash provided by (used in) operating activities	$2,211	$(20,125)	$172,756	$112,931
Subtract: Purchases of property and equipment	14,153	12,536	58,070	54,038
Free cash flow	$(11,942)	$(32,661)	$114,686	$58,893

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Second-quarter 2019 Results – Page 9 of 9

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Calculation of Return on Invested Capital (ROIC)

(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	June 29, 2019	June 30, 2018
Net operating profit after taxes (NOPAT)
Operating income	$103,393	$88,135
Add: Rent expense [1]	84,210	76,215
Add: Interest income	4	50
Less: Depreciation on capitalized operating leases [2]	(21,310)	(19,640)
Less: Income taxes [3]	(40,319)	(43,934)
NOPAT	$125,978	$100,826

Average invested capital
Total deficit	$(157,302)	$(21,154)
Add: Long-term debt [4]	282,308	183,405
Add: Capitalized operating lease obligations [5]	673,680	609,720
Total invested capital at end of period	$798,686	$771,971

Average invested capital [6]	$750,375	$705,575

Return on invested capital (ROIC) [7]	16.8%	14.3%
[1]	Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
[2]

Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

[3]	Reflects annual effective income tax rates, before discrete adjustments, of 24.2% and 30.3% for 2019 and 2018, respectively.
[4]	Long-term debt includes existing finance lease liabilities.
[5]

A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

[6]	Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
[7]	ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.